Registration No. 333-51223
Registration No. 333-40264
Registration No. 333-108992

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-51223
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-40264
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-108992

UNDER
THE SECURITIES ACT OF 1933

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	31-0411980
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Address, including zip code, and telephone
number, including area code, of registrant's principal executive offices)

Savings and Thrift Plan (Saudi Arabia)

Deborah P. Majoras, Secretary
The Procter & Gamble Company
One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
Deregistration of Securities

The Procter & Gamble Company (the "Company") is filing these post-effective amendments (the "Post-Effective Amendments") to the following registration statements on Form S-8 (each, a "Registration Statement", and collectively, the "Registration Statements") to deregister any and all shares of the Company's common stock, no par value (the "Common Stock") and plan participation interests, registered but unsold or otherwise unissued under each of the following Registration Statements as of the date hereof:

●
Registration Statement on Form S-8 (File No. 33-51223) pertaining to the registration of an aggregate of 34,392 shares of Common Stock for issuance under the Savings and Thrift Plan (Saudi Arabia) (the "Plan"), which was filed with the Securities and Exchange Commission (the "SEC") on April 28, 1998.

●
Registration Statement on Form S-8 (File No. 333-40264) pertaining to the registration of an aggregate of 100,000 shares of Common Stock for issuance under the Plan, which was filed with the SEC on June 28, 2000.

●
Registration Statement on Form S-8 (File No. 333-108992) pertaining to the registration of an aggregate of 150,000 shares of Common Stock for issuance under the Plan, which was filed with the SEC on September 22, 2003.

            The Company terminated the Plan on November 20, 2012. Consequently, by filing these Post-Effective Amendments, the Company hereby terminates the offerings pursuant to the Registration Statements and removes from registration any and all shares of Common Stock and plan participation interests registered but unsold or otherwise unissued under each of the above Registration Statements as of the date hereof.

SIGNATURES

            Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on November 10, 2015.  The following person is signing these Post-Effective Amendments on behalf of the registrant in reliance upon Rule 478 under the Securities Act.

THE PROCTER & GAMBLE COMPANY

By:   /s/Deborah P. Majoras
            Deborah P. Majoras
Secretary and Chief Legal Officer